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                                                                   EXHIBIT 10.18

                               LICENSING AGREEMENT
                               -------------------
                                     Between
                         Andrea Electronics Corporation
                                       And
                              Analog Devices, Inc.
                                  Amendment #1

This Amendment #1 ("the Amendment"), is entered into this March 13, 2002. When duly executed by the Parties, this Amendment #1 will be an amendment to the Licensing Agreement entered into on December 19, 2001 (the "Agreement"), by and between Andrea Electronics Corporation ("Andrea"), and Analog Devices, Inc. ("ADI").

This Amendment hereby amends the Agreement as follows:

1.    Grant of Licenses; Protection of Goodwill and Reputation; Patents,
      ------------------------------------------------------------------
Copyrights and Trademarks.
--------------------------

1.1   Andrea grants to ADI:

      a. a worldwide, perpetual, fully paid royalty-bearing license, including the right to sublicense to ADI CODEC chip customers, Andrea's PureAudio algorithm and updates for use on PC's, excluding handheld computing devices such as tablet PCs and PDAs; and

      b. a worldwide, royalty-free license, including the right to sublicense to ADI CODEC chip customers and/or end users, to load Andrea's EchoStop and DSDA algorithms and updates for use on PC's, excluding handheld computing devices such as tablet PCs and PDAs, subject to said chip customers and/or end users entering into a terms of use agreement directly with Andrea to enable either or both Licensed Algorithms.

      Should ADI desire to use the Licensed Algorithms for purposes or devices other than those described above, the terms of such use shall be subject to one or more separate license agreements between ADI and Andrea. Updates shall include minor enhancements to performance, functionality and features. Except as the Parties may otherwise agree, ADI may not, modify, translate, disassemble, decompile, reverse engineer or create derivative works based on the Licensed Algorithms. The Licensed Algorithms are protected by United States and international copyright law and treaties, as well as other intellectual property law and treaties, and ADI is granted no title or ownership rights, in or to the Licensed Algorithms, in whole or in part, and ADI acknowledges that title to all copyrights, patents, know-how, trade secrets and/or any other intellectual property rights to and in the Licensed Algorithms and associated documentation are and shall remain the property of Andrea and its successors or assigns. As such, ADI warrants that it will not sell or sub-license the Licensed Algorithms except as provided herein.

2.    Royalty.
      -------

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2.1   In consideration of the license granted under this Section 1.1.a, ADI shall pay to Andrea a one-time, lump-sum royalty equal to [*******] U.S. dollars [*******]. Payment shall be due and payable on May 5, 2002. Notwithstanding the foregoing, any payments previously made by ADI under the Agreement prior to the execution of this Amendment shall be credited to the payment of this royalty.

3.    Joint Promotion.  The following sentences are added to the end of this
      ---------------
Section 3: It is also understood that any profits derived from Andrea's products supporting the Licensed Algorithms, excluding two-channel microphone arrays, that serve as companions to ADI's products incorporating the Licensed Algorithms will be divided equally among the Parties. Profits shall be defined as the selling price of the product less all costs typically associated with manufacturing and selling the products, including, but not limited to, sales commissions, marketing and advertising expenses and warranty costs. Notwithstanding the forgoing, Andrea shall be entitled to all profits derived from Andrea's two-channel microphone array.

5.    Term and Termination.
      ---------------------

5.1 The term of this Agreement shall commence on May 1, 2002 hereof and shall continue for a period of one (1) year and shall thereafter automatically renew for additional one year periods unless ADI expresses its desire not to renew in writing at least thirty (30) days prior to expiration of the initial or successive period, or unless Andrea expresses its desire not to renew in writing at least one (1) year prior to the expiration of any applicable successive period commencing on May 5, 2004 or thereafter. Notwithstanding the foregoing, the license granted to ADI under Section 1.1.a of this Agreement is perpetual and therefore may not be terminated by Andrea for any reason other than those in
Section 5.2 of this Agreement.

8.    General Provisions.
      ------------------

8.11  Survival. The terms of Section 1.4, 1.5, 4, 5.4, 6, 7, 8.1, 8.3, 8.5, 8.6
      --------
and 8.8 shall survive expiration or termination of this Agreement, whether pursuant to Section 5 or otherwise. The terms of Section 8.12 shall survive expiration or termination of this Agreement unless such termination is pursuant to Section 5.2 as a result of a breach by ADI.

8.12  [*******]

Except as modified by this Amendment, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect. Once signed, any reproduction by reliable means (for example, photocopy or facsimile) is an original unless prohibited by law.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment #1 as of the date first written above.


ANDREA ELECTRONICS CORPORATION                ANALOG DEVICES, INC.


By:/s/ Christopher P. Sauvigne                By:  /s/ John Croteau
---------------------------------------          -------------------------------

Name: Christopher P. Sauvigne                 Name:    John Croteau
                                                   -----------------------------

Title: President and Chief Executive Officer  Title:   Product Line Director
                                                    ----------------------------

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[*******]

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                                   [*******]

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                                    [*******]

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